PRICING SUPPLEMENT NO. 39                                         Rule 424(b)(3)
DATED: January 5, 1999                                        File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:                Floating Rate Notes        Book Entry Notes
$15,000,000                      [x]                        [x]
Original Issue Date:             Fixed Rate Notes           Certificated Notes
January 6, 1999                  [_]                        [_]

Maturity Date:                   CUSIP#: 073928 GL 1
January 6, 2000
Option to Extend Maturity:       No  [x]
                                 Yes [_]   Final Maturity Date:


                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)
N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                           Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                  Minimum Interest Rate: N/A

[_]     Federal Funds Rate                     Interest Reset Date(s): *

[_]     Treasury Rate                          Interest Reset Period: Monthly

[_]     LIBOR Reuters                          Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                             Interest Payment Period: Monthly

[_]     CMT Rate

Initial Interest Rate: 5.20391%


 Index Maturity:  One Month

 Spread (plus or minus): +0.15%

------------------------------------------



NYFS04...:\25\22625\0122\1324\SUP1069K.070

*     2/8/99, 3/8/99, 4/6/99, 5/6/99, 6/7/99, 7/6/99, 8/6/99,
      9/6/99, 10/6/99, 11/8/99 and 12/6/99.

**    2/8/99, 3/8/99, 4/6/99, 5/6/99, 6/7/99, 7/6/99, 8/6/99, 9/6/99, 10/6/99,
      11/8/99, 12/6/99 and 1/6/2000.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.








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